EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2016 relating to the financial statements and the effectiveness of internal control over financing reporting, which appears in Gaia, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ EKS&H LLLP

September 30, 2016

Denver, Colorado